EXHIBIT 10.3
                   Innodata Corporation 1996 Stock Option Plan

(Please sign and return this form to Laurel Louison, 95 Rockwell Place, Brooklyn, NY 11217. If this signature page is not returned, options described below will be cancelled.)

<<First_Name>> <<Last_Name_>>  Grant Date:            <<Grant_Date_>>
                               Shares Granted:        <<Shares_Granted>>
                               Option Price:          <<Option_Price_>>
                               Last Date to Exercise: <<Last_Date_to_Exercise_>>

We are pleased to inform you that you have been granted an option to purchase Innodata Corporation (the "Company") common stock. Your grant has been made under the Company's Stock Option Plan, which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan and a copy of the Prospectus is available on file at the Human Resources Department. Please review these documents carefully.

Vesting:
Subject to the terms of the Plan, shares vest according to the following vesting schedule:

         <<Vesting_>>


Exercise:
You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be an employee. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option. The Company reserves the right to revoke options granted if your conduct and/or actions are determined by the Board of Directors to adversely affect the Company's interests.

Employment Requirements:
The Plan sets out the terms and conditions that govern this grant in the event of your termination of employment, death or disability. In the event of your termination of employment, all further vesting of shares under this grant stops, and all unvested shares are canceled. As set forth in the Plan, you will have
(30) Days after your employment ceases or is suspended to exercise your vested options, and in the event of your death or total disability your estate will have a period of (12) months to exercise any vested options.

Taxes, Withholding and Disposition of Stock:
This  option is intended  to be an  Incentive  Stock  Option,  as defined  under
Section 422(b) of the Internal Revenue Code. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

You agree to notify the Company when you sell or otherwise transfer or dispose of the shares acquired by exercising this Option.

I understand and agree to all terms listed above. By signing below I acknowledge my agreement to all terms and conditions contained in all previous options granted to me.



                                         Signature:
                                                   -----------------------------
                                                   <<First_Name>> <<Last_Name_>>